UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2021

Mohawk Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mohawk Group Holdings, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	MWK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Letter Agreement

On February 8, 2021, Mohawk Group Holdings, Inc. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with High Trail Investments SA LLC (the “Investor”), pursuant to which, among other things, (i) the Company and the Investor agreed to amend the terms of that certain warrant to purchase up to an aggregate of 2,864,133 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), that the Company issued to the Investor on December 1, 2020, as amended (the “December Warrant”), to provide that the December Warrant is immediately exercisable on a cash basis, (ii) the Investor agreed to exercise 980,000 shares of Common Stock subject to the December Warrant (the “December Warrant Shares”) for an aggregate payment to the Company of $8,829,800, (iii) the Investor and the Company agreed to cancel the unexercised portion of the December Warrant in exchange for an aggregate payment by the Investor to the Company of $16,957,197 and the issuance by the Company to the Investor of a warrant to purchase 1,884,133 shares of Common Stock (the “Penny Warrant”), (iv) the Company agreed to seek stockholder approval (collectively, the “Stockholder Approvals”) at a stockholder meeting to be held no later than May 31, 2021 (the “Stockholder Meeting”) to issue shares of Common Stock in excess of the limitations imposed by Nasdaq Listing Standard Rule 5635(a) and/or 5635(d) (collectively, the “Nasdaq Rules”) pursuant to the Additional Warrant (as defined below), the December Note (as defined below), the February Note (as defined below), the February Warrant (as defined below) and that certain Asset Purchase Agreement, dated February 2, 2021, by and among the Company and Truweo, LLC, as Purchaser, Healing Solutions, LLC, Jason R. Hope, and for the purposes of Section 5.11 and Article VII, Super Transcontinental Holdings LLC, (v) the Company agreed to issue to the Investor a warrant to purchase 750,000 shares of the Common Stock (the “Additional Warrant”), (vi) the Company agreed to prepare and file by March 26, 2021 a registration statement (the “Registration Statement”) with the Securities and Exchange Commission for the purpose of registering for resale the December Warrant Shares and the shares issuable upon exercise of the Penny Warrant (the “Penny Warrant Shares”), and (vii) the Investor agreed, for the first 30 days following the effectiveness of the Registration Statement, not to sell, or otherwise transfer or dispose of the December Warrant Shares or Penny Warrant Shares on any day in an amount that is greater than 10% of the trading volume of the Common Stock for such day.

Pursuant to the Letter Agreement, the Investor exercised the December Warrant and the Company issued the Penny Warrant and the Additional Warrant to the Investor on February 9, 2021.

The Penny Warrant has an exercise price of $0.01 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, is immediately exercisable, has a term of five years from the date of issuance and is exercisable on a cashless basis.

The Additional Warrant has an exercise price of $33.56 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, is immediately exercisable, has a term of the later of five years from the date of issuance and the date that is one year from the date that the Stockholder Approvals are obtained and will be exercisable on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Additional Warrant (the “Additional Warrant Shares”), in which case the Additional Warrant shall also be exercisable on a cashless exercise basis at the Investor’s election. The Additional Warrant includes a provision that gives the Company the right to require the Investor to exercise the Additional Warrant if the price of the Common Stock exceeds 200% of the exercise price of the Additional Warrant for 20 consecutive trading days and certain other conditions are satisfied. The Additional Warrant may not be exercised unless the Company obtains stockholder approval contemplated by the Nasdaq Rules to issue any shares of Common Stock upon exercise of the Additional Warrant.

The Penny Warrant and the Additional Warrant provide that in no event will the number of shares of Common Stock issued upon exercise of the Penny Warrant or the Additional Warrant result in the Investor’s beneficial ownership exceeding 9.99% of the Common Stock outstanding at the time of conversion or exercise, as applicable (which percentage may be decreased or increased by the Investor, but to no greater than 9.99%, and provided that any increase will not be effective until the sixty-first (61st) day after notice of such request by the Investor to increase its beneficial ownership limit has been delivered to the Company).

There is no material relationship between the Company or its affiliates and the Investor other than in respect of that certain securities purchase agreement, dated as of December 1, 2020, by and between the Company and the Investor, as amended, that certain Senior Secured Note due 2022 issued to the Investor on December 1, 2020, as amended (the “December Note”), the

December Warrant and that certain security agreement (the “December Security Agreement”), dated as of December 1, 2020, by and among the Company, each of the subsidiaries of the Company from time to time party thereto and the Investor, in its capacity as collateral agent for the benefit of the Holders (as defined in the December Security Agreement), and in connection with that certain securities purchase agreement, dated as of February 2, 2021, by and between the Company and an accredited investor (the “February Investor”), as amended, that certain Senior Secured Note due 2023 issued to the February Investor on February 2, 2021 (the “February Note”), that certain Warrant to Purchase Common Stock issued by the Company to the February Investor on February 2, 2021 (the “February Warrant”) and that certain security agreement (the “February Security Agreement”), dated as of February 2, 2021, by and among the Company, each of the subsidiaries of the Company from time to time party thereto and the February Investor, in its capacity as collateral agent for the benefit of the Holders (as defined in the February Security Agreement), as the February Investor is an affiliate of the Investor.

The foregoing summaries of the Letter Agreement, the Penny Warrant and the Additional Warrant do not purport to be complete and are qualified in their entirety by reference to the copies of the Letter Agreement, the form of Penny Warrant and the form of Additional Warrant that are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively.

Amendment to Notes and Warrant

On February 8, 2021, the Company entered into (i) an amendment (the “2022 Note Amendment”) to the December Note, (ii) an amendment (the “2023 Note Amendment”) to the February Note, and (iii) an amendment (the “Warrant Amendment”) to the February Warrant.

The 2022 Note Amendment and the 2023 Note Amendment amend the December Note and the February Note, respectively, to provide that no shares of Common Stock may be issued pursuant thereto unless the Company obtains stockholder approval to issue shares of Common Stock pursuant thereto in excess of the limitations imposed by the Nasdaq Rules.

The Warrant Amendment amends the February Warrant to provide that: (i) it may only be exercised for up to 134,348 shares of Common Stock unless the Company obtains stockholder approval contemplated by the Nasdaq Rules to issue additional shares of Common Stock in excess of 134,348 shares, (ii) its term shall be the later of five years from the date of issuance and the date that is one year from the date that the Stockholder Approvals are obtained, and (iii) the beneficial ownership limitation is increased from 4.99% to 9.99%.

The foregoing summaries of the 2022 Note Amendment, the 2023 Note Amendment and the Warrant Amendment do not purport to be complete and are qualified in their entirety by reference to the copies of the 2022 Note Amendment, the 2023 Note Amendment and the Warrant Amendment that are filed herewith as Exhibits 4.3, 4.4 and 4.5, respectively.

Voting Agreements

In connection with the execution of the Letter Agreement, the Company and each of the Company’s executive officers and members of Company’s Board of Directors, in his or her capacity as a stockholder of the Company, entered into a voting agreement (collectively, the “Voting Agreements”) pursuant to which he or she agreed to vote, at an annual or special meeting of stockholders of the Company, all shares of Common Stock that he or she holds in favor of the Stockholder Approvals. Pursuant to the Letter Agreement, the Company agreed to use best efforts to ensure that at least an aggregate of 850,000 shares of Common Stock remain subject to the Voting Agreements from the record date for the Stockholder Meeting until the Stockholder Approvals are obtained or the Voting Agreements are otherwise terminated.

The foregoing summary of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the copy of the form of Voting Agreement that is filed herewith as Exhibit 10.2.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Penny Warrant and the Additional Warrant is incorporated herein by reference into this Item 3.02.

The December Warrant Shares were issued to the Investor on February 8, 2021 in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investor represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the December Warrant Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Penny Warrant, the Additional Warrant, the Penny Warrant Shares and the Additional Warrant Shares (collectively, the “Securities”) were offered and sold to the Investor on February 9, 2021 in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investor represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Except for the registration rights contemplated by the Letter Agreement, the December Warrant Shares and the Securities have not been and will not be registered under the Securities Act and the December Warrant Shares and Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, warrants or any other securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant to Purchase Common Stock (Penny Warrant), dated February 9, 2021.

4.2	Form of Warrant to Purchase Common Stock, dated February 9, 2021.

4.3	Second Amendment to Senior Secured Note due 2022, dated as of February 8, 2021.

4.4	First Amendment to Senior Secured Note due 2023, dated as of February 8, 2021.

4.5	Amendment to Warrant to Purchase Common Stock, dated as of February 8, 2021.

10.1+	Letter Agreement, dated February 8, 2021, by and between Mohawk Group Holdings, Inc. and High Trail Investments SA LLC.

10.2	Form of Voting Agreement, dated February 8, 2021.

+

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHAWK GROUP HOLDINGS, INC.

Date: February 9, 2021	By:	/s/ Yaniv Sarig
Name: Yaniv Sarig
Title: President and Chief Executive Officer